UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K/A No. 1

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

February 24, 2006
Date of Report
(Date of Earliest Event Reported)

WIDEPOINT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-23967	52-2040275
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Lincoln Centre,Oakbrook Terrace, Illinois 60181
(Address of principal executive offices (zip code))

630-629-0003
(Registrant’s telephone number, including area code)

        The undersigned registrant hereby amends the following items of its Current Report on Form 8-K, dated February 24, 2006, as set forth in the pages attached hereto:

Item 4.01 Changes in Registrant’s Certifying Accountant Item 9.01 Exhibits

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

WIDEPOINT CORPORATION
By: /s/ James T. McCubbin
James T. McCubbin
Vice President and Chief Financial Officer

Dated: May 24, 2006

INTRODUCTION

        The Form 8-K, dated February 24, 2006 and filed on February 28, 2006, of WidePoint Corporation (the “Company”) reported the dismissal of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent accounting firm effective February 24, 2006. The second sentence of the second paragraph under Item 4.01 (“Change In Registrant’s Certifying Accountant”) stated that during the fiscal years ended December 31, 2003 and December 31, 2004, and subsequent nine-month period ended September 30, 2005, there were no disagreements between the Company and Grant Thornton LLP as explained in such sentence. The sole purpose of this amendment to the Form 8-K is to expand the time period covered by such statement to include the period “through the dismissal of Grant Thornton on February 24, 2006.” In addition, an updated letter from Grant Thornton is filed as exhibit number 16.1(a) hereto. This amendment is being filed in response to a letter of comments received by the Company from the Securities and Exchange Commission regarding the Form 8-K.

Item 4.01.     Changes in Registrant’s Certifying Accountant.

        By letter dated February 24, 2006, the Audit Committee of the Board of Directors of WidePoint Corporation (the “Company”) informed the firm of Grant Thornton LLP (“Grant Thornton”) that it was dismissed and would no longer serve as the Company’s independent accounting firm effective February 24, 2006.

        Grant Thornton did not audit the Company’s Financial statements for the year ended December 31, 2005. During the fiscal years ended December 31, 2003 and December 31, 2004, subsequent nine-month period ended September 30, 2005, and through the dismissal of the firm on February 24, 2006, there were no disagreements (within the meaning of Item 304(a)(1)(iv)(A) or Regulation S-B) between the Company and Grant Thornton on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Grant Thornton, would have been referred to in their reports. Grant Thornton’s reports on the Company’s financial statements for the years ended December 31, 2003 and December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During 2005, Grant Thornton concurred with the determination by management that the Company had material weaknesses in the design of its internal control over financial reporting as discussed below.

        The material weaknesses in the Company’s internal control over financial reporting identified at the end of each of the quarters in 2005 resulted from insufficient technical accounting expertise within the Company’s accounting function to resolve non-routine or complex accounting and tax matters that occurred in connection with: (i) the Company’s acquisition of ORC in October 2004; (ii) the determination of the proper accounting treatment of the “financial instrument” relating to the warrants issued by the Company to Barron Partners L.P. (“Barron”) in October 2004; and (iii) the determination of the proper accounting treatment of the shares of common stock issued and held in escrow following the acquisition by the Company of Chesapeake Government Technologies, Inc. (“Chesapeake”) in April 2004. The material weaknesses in internal controls resulted in: (i) the Company’s late filing on April 19, 2005 (four days after the extended due date) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004; (ii) the need to restate the recorded amount of the financial instrument at December 31, 2004 and March 31, 2005 due to the failure to mark-to-market such instrument at December 31, 2004; (iii) the need to reclassify the amortized costs relating to the ORC acquisition in cost of sales and not in amortization and depreciation, and to record the preferred stock issued to Barron as temporary preferred equity and not permanent preferred equity; and (iv) the need to restate the Company’s financial statements for the year ended December 31, 2004 and the first three quarters of 2005 to reflect changes in the Company’s accounting relating to the Chesapeake acquisition. The Chesapeake-related restatements: (i) eliminated the intangible asset associated with the acquisition; (ii) reversed the related amortization expense; (iii) expensed as consulting fees the cost of the transaction attributable to the cost of issuance of the non-escrowed shares and other direct costs at the time of the acquisition; (iv) recorded and expensed as consulting fees in cost of sales the release of the shares from escrow at December 31, 2004; (v) expensed in cost of sales and recorded the value of those shares in equity meeting the contractual performance measures that would result in the release of those shares from escrow after the filing of the Company’s Form 10-K for the year ended December 31, 2005; and (vi) recorded the shares in equity as common stock issuable until such time as they can be reclassified as common stock upon the release of the shares earned from escrow. In order to remediate the weaknesses in the Company’s internal control over financial reporting, the Company employed a consulting firm in January 2005 with the requisite accounting expertise to resolve the above issues, which arose as a result of accounting comments raised by the SEC in connection with its review of the Company’s periodic reports and its Registration Statement on Form S-1. The Company believes that the above material weaknesses in its internal control over financial reporting were remedied on January 19, 2006 upon the filing by the Company of amendments to its prior periodic reports containing restated financial statements reflecting the resolution of the above accounting issues.

        Attached as an exhibit to this Form 8-K is a letter from Grant Thornton indicating their agreement with the statements made by the Company in this Form 8-K.

        On February 24, 2006, the Audit Committee of the Board of Directors of the Company engaged the independent accounting firm of Epstein Weber and Conover PLC (“Epstein Weber”) to serve as its new independent accounting firm effective February 24, 2006.

        During the fiscal years ended December 31, 2004 and December 31, 2005 and the subsequent interim period, the Company did not consult with of Epstein Weber regarding either (i) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B).

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibit is filed herewith:

Exhibit Number	Document
16.1(a)	Revised letter, dated May 22, 2006, from Grant Thornton LLP to the Securities and Exchange Commission

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